Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Credit Karma, Inc. 2015 Equity Incentive Plan of our reports dated August 31, 2020, with respect to the consolidated financial statements of Intuit Inc. and the effectiveness of internal control over financial reporting of Intuit Inc. included in its Annual Report (Form 10-K) for the year ended July 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California

December 3, 2020